Exhibit 99.1

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Reports Third Quarter 2016 Results

NASHVILLE, Tenn. (November 10, 2016) – Change Healthcare Holdings, Inc., a leading provider of software and analytics, network solutions and technology-enabled services designed to enable smarter healthcare, today announced financial results for the three and nine months ended September 30, 2016, as summarized below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2016	2015	2016	2015
Solutions revenue (exclusive of postage)	$307.6	$287.9	$942.4	$810.2
Net income (loss)	$2.5	($32.9)	($26.3)	($30.7)
Adjusted EBITDA	$106.3	$101.8	$314.7	$287.2

Highlights Include:

•	As previously announced on June 28, 2016, Change Healthcare jointly announced the creation of a new healthcare information technology company with McKesson Corporation. The new entity will combine Change Healthcare and the majority of McKesson Technology Solutions (MTS) business into a separate company positioned to address the healthcare industry’s emerging and most pressing administrative challenges. On August 31, 2016, McKesson Corporation received a request for additional information and documentary materials from the U.S. Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Change Healthcare continues to anticipate that the transaction will be completed in the first half of calendar year 2017.

•	Third quarter solutions revenue was $307.6 million, an increase of 6.8%, compared to $287.9 million for the same period in 2015.

•	Third quarter net income was $2.5 million compared to a net loss of $32.9 million for the same period in 2015.

•	Third quarter Non-GAAP Adjusted EBITDA increased 4.5% to $106.3 million from $101.8 million for the comparable period in 2015.

“During the third quarter, we made additional progress on our long-term strategic objectives by continuing to focus on helping our customers increase revenue as well as improve cost, quality and outcomes across the healthcare industry,” commented Neil de Crescenzo, president and chief executive officer for Change Healthcare. “We’re also focused on planning for our pending transaction with McKesson Technology Solutions and remain excited about the opportunity this transaction presents to form a new entity well-positioned to address the healthcare industry’s emerging and most pressing administrative challenges.”

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Solutions Revenue

Third quarter solutions revenue was $307.6 million, an increase of 6.8%, compared to $287.9 million for the same period in 2015. This increase in solutions revenue as compared to the prior year period was primarily due to the Altegra Health acquisition in August 2015 and continued growth in electronic payments and payment integrity solutions. These gains were partially offset by lower volumes in communication and payment print solutions and eligibility and enrollment solutions.

Year-to-date solutions revenue was $942.4 million, an increase of 16.3%, compared to $810.2 million for the same period in 2015.

Net Income/Loss

Third quarter net income was $2.5 million compared to a net loss of $32.9 million for the same period in 2015. Third quarter net income was primarily due to a reduction of intangible asset amortization expense from the prior year period related to the previous trade name and changes in state tax laws and rates in the current year period.

Year-to-date net loss was $26.3 million compared to $30.7 million for the same period in 2015.

Non-GAAP Adjusted EBITDA

Third quarter Non-GAAP Adjusted EBITDA increased 4.5% to $106.3 million, or 34.6% of solutions revenue, from $101.8 million, or 35.3% of solutions revenue, for the comparable period in 2015. This increase in Adjusted EBITDA compared to the prior year period was primarily due to business growth, including the impact of acquisitions. Consistent with expectations, Non-GAAP Adjusted EBITDA decreased as a percentage of solutions revenue compared to the prior year period primarily due to changes in revenue mix as a result of the Altegra Health acquisition.

Year-to-date Non-GAAP Adjusted EBITDA increased 9.6% to $314.7 million, or 33.4% of solutions revenue, from $287.2 million, or 35.5% of solutions revenue, for the comparable period in 2015.

A reconciliation of Change Healthcare’s financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP) to certain Non-GAAP financial measures has been provided in the financial statement tables included in this release to supplement its unaudited condensed consolidated financial statements presented on a GAAP basis. An explanation of these Non-GAAP measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Balance Sheet

As of September 30, 2016, cash and cash equivalents were $92.4 million compared to $66.7 million as of December 31, 2015.

Total debt was $2.8 billion as of September 30, 2016 and December 31, 2015.

The Company increased its financial flexibility during the third quarter by extending the maturity date in respect of $96.6 million of its existing $125.0 million revolving credit facility from November 2016 to August 2018 on the same terms as the existing revolving credit facility.

Cash Flow

Cash flow provided by operations totaled $145.0 million for the nine months ended September 30, 2016 compared to $152.3 million for the same period in the prior year. Cash flow from operations for the nine months ended September 30, 2016 was impacted by increased interest payments as a result of the Altegra Health acquisition and related financing and the timing of collections and related disbursements.

About Change Healthcare

Change Healthcare is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights designed to enable smarter healthcare. By leveraging its Intelligent Healthcare NetworkTM, which includes the single largest financial and administrative network in the United States healthcare system, payers, providers and pharmacies are able to increase revenue, improve efficiency, reduce costs, increase cash flow and more effectively manage complex workflows. Learn more at www.changehealthcare.com.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Explanation of Non-GAAP Financial Measures

Change Healthcare’s management believes that, in order to properly understand Change Healthcare’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-operating items, when used as a supplement to financial performance measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Management uses results of operations before such excluded items to evaluate the operational performance of Change Healthcare as a basis for strategic planning and as a performance evaluation metric in determining achievement of certain executive and management incentive compensation programs. Investors should consider these Non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition to the description provided below, reconciliations of GAAP to Non-GAAP results are provided in the financial statement tables included in this release.

In this release, Change Healthcare defines Adjusted EBITDA as EBITDA (which is defined as net income (loss) before net interest expense, income tax provision (benefit) and depreciation and amortization), plus certain other non-cash or non-operating items (collectively, “EBITDA Adjustments”).

To properly evaluate Change Healthcare’s business, Change Healthcare encourages investors to review the GAAP financial information included in this release, and not rely on any single financial measure to evaluate Change Healthcare’s business. Change Healthcare also strongly encourages investors to review the reconciliation of net income (loss) to the Non-GAAP measure of Adjusted EBITDA. Adjusted EBITDA, as Change Healthcare defines it, may differ from and may not be comparable to similarly titled measures used by other companies, because Adjusted EBITDA is not a measure of financial performance under GAAP and is susceptible to varying calculations. Adjusted EBITDA calculations also are used in Change Healthcare’s credit facilities and indentures, although the adjustments used to calculate Adjusted EBITDA as used in Change Healthcare’s credit facilities and indentures may vary in certain respects among such agreements and from those presented below.

Management uses Adjusted EBITDA to facilitate a comparison of Change Healthcare’s operating performance on a consistent basis from period to period that, when viewed in combination with Change Healthcare’s GAAP results, management believes provides a more complete understanding of factors and trends affecting Change Healthcare’s business than GAAP measures alone. Management believes this Non-GAAP measure assists Change Healthcare’s board of directors, management, lenders and investors in comparing Change Healthcare’s operating performance on a consistent basis because it removes where applicable, the impact of Change Healthcare’s capital structure, asset base, acquisition accounting, non-cash charges and non-operating items from Change Healthcare’s operating performance.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Forward-Looking Statements

Statements made in this press release that express Change Healthcare’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning the pending MTS transaction and Change Healthcare’s possible or assumed future results of operations, including descriptions of Change Healthcare’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to the pending MTS transaction and Change Healthcare’s operations and business environment, all of which are difficult to predict and many of which are beyond Change Healthcare’s control. Although Change Healthcare believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Change Healthcare’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Change Healthcare’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Change Healthcare’s solutions; Change Healthcare’s ability to maintain relationships with its customers and channel partners; Change Healthcare’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions (including Altegra Health) and the pending MTS transaction not being fully realized or not being realized within the expected time frames; general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Change Healthcare’s Annual Report filed on Form 10-K for the year ended December 31, 2015, as well as other reports filed by Change Healthcare with the Securities and Exchange Commission (the “SEC”). Such factors related to the pending MTS transaction include: the ability to satisfy all applicable closing conditions to the transaction, including antitrust clearance; the ability to successfully complete the related financing transactions; the ability to accurately estimate the costs associated with the MTS transaction; the possibility that the expected benefits of the MTS transaction may not materialize as expected; the ability to successfully implement an integration strategy for the combined entity; as well as the ability to ensure continued performance or market growth of the combined entity’s products and services. More information regarding the pending MTS transaction is included in the Current Reports on Form 8-K filed by Change Healthcare with the SEC on July 5, 2016 and September 6, 2016.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Forward-looking statements made by Change Healthcare herein, or elsewhere, speak only as of the date on which made. Change Healthcare expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Change Healthcare’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Operations

(unaudited and amounts in thousands)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Revenue:
Solutions revenue	$307,586	$287,946	$942,362	$810,162
Postage revenue	73,880	89,839	234,205	268,119

Total revenue	381,466	377,785	1,176,567	1,078,281
Costs and expenses:
Cost of operations (exclusive of depreciation and amortization below)	138,685	129,385	430,216	371,859
Development and engineering	16,494	11,651	46,015	32,600
Sales, marketing, general and administrative	69,513	56,719	210,377	151,955
Customer postage	73,880	89,839	234,205	268,119
Depreciation and amortization	65,899	85,817	188,882	183,446
Accretion	1,721	6,458	10,645	15,254
Impairment of long-lived assets	20	219	251	1,180

Operating income (loss)	15,254	(2,303)	55,976	53,868
Interest expense, net	46,534	45,541	139,720	121,685
Contingent consideration	—	(4,660)	—	(4,825)

Income (loss) before income tax provision (benefit)	(31,280)	(43,184)	(83,744)	(62,992)
Income tax provision (benefit)	(33,765)	(10,278)	(57,438)	(32,264)

Net income (loss)	$2,485	$(32,906)	$(26,306)	$(30,728)

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$92,449	$66,655
Accounts receivable, net of allowance for doubtful accounts of $3,610 and $3,379 at September 30, 2016 and December 31, 2015, respectively	276,378	280,858
Prepaid expenses and other current assets	42,559	35,413

Total current assets	411,386	382,926
Property and equipment, net	227,670	244,145
Goodwill	2,229,228	2,230,100
Intangible assets, net	1,638,654	1,707,863
Other assets, net	9,776	8,500

Total assets	$4,516,714	$4,573,534

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,316	$27,950
Accrued expenses	177,796	167,169
Deferred revenues	18,189	12,943
Current portion of long-term debt	30,163	32,775

Total current liabilities	252,464	240,837
Long-term debt, excluding current portion	2,740,554	2,741,178
Deferred income tax liabilities	370,233	430,383
Tax receivable agreement obligations to related parties	184,139	173,493
Other long-term liabilities	16,173	11,954
Commitments and contingencies
Equity:
Common stock (par value, $.01), 100 shares authorized and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	1,325,585	1,319,754
Accumulated other comprehensive income (loss)	(4,719)	(2,656)
Accumulated deficit	(367,715)	(341,409)

Total equity	953,151	975,689

Total liabilities and equity	$4,516,714	$4,573,534

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Operating activities
Net income (loss)	$(26,306)	$(30,728)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	188,882	183,446
Accretion	10,645	15,254
Equity compensation	8,089	6,814
Deferred income tax expense (benefit)	(57,713)	(28,837)
Amortization of debt discount and issuance costs	10,224	7,441
Contingent consideration	—	(4,825)
Impairment of long-lived assets	251	1,180
Other	(1,417)	(1,474)
Changes in operating assets and liabilities:
Accounts receivable	3,489	6,147
Prepaid expenses and other	(8,344)	(11,674)
Accounts payable	(3,839)	10,517
Accrued expenses, deferred revenue and other liabilities	21,051	(918)

Net cash provided by (used in) operating activities	145,012	152,343

Investing activities
Purchases of property and equipment	(53,830)	(39,175)
Payments for acquisitions, net of cash acquired	1,502	(717,669)
Purchases of technology-based intangible assets	(43,495)	(3,676)

Net cash provided by (used in) investing activities	(95,823)	(760,520)

Financing activities
Proceeds from Term Loan Facility	—	385,411
Proceeds from Senior Notes	—	243,453
Proceeds from Revolving Facility	—	60,000
Payments on Revolving Facility	—	(60,000)
Payments on Term Loan Facility	(13,890)	(11,870)
Payment of debt assumed from acquisition	—	(154,469)
Payments of deferred financing obligations	(7,621)	(6,173)
Repurchase of Parent common stock	(1,884)	(4,351)
Capital contribution from Investor Group and management	—	166,881
Payment of contingent consideration	—	(5,553)
Other	—	(2,500)

Net cash provided by (used in) financing activities	(23,395)	610,829

Net increase (decrease) in cash and cash equivalents	25,794	2,652
Cash and cash equivalents at beginning of period	66,655	82,306

Cash and cash equivalents at end of period	$92,449	$84,958

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

Change Healthcare Holdings, Inc.

Reconciliation of GAAP Net Income to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended September 30, 2016	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2016	Nine Months Ended September 30, 2015
Net income (loss)	$2,485	$(32,906)	$(26,306)	$(30,728)
Interest expense, net	46,534	45,541	139,720	121,685
Income tax provision (benefit)	(33,765)	(10,278)	(57,438)	(32,264)
Depreciation and amortization	65,899	85,817	188,882	183,446

EBITDA	81,153	88,174	244,858	242,139

EBITDA Adjustments:
Equity compensation	3,035	2,631	8,089	6,814
Acquisition accounting adjustments	222	386	815	1,315
Acquisition-related costs	889	3,728	3,754	6,882
MTS transaction-related costs	6,818	—	15,787	—
Monitoring fees and related costs	1,525	1,960	4,710	5,138
Strategic initiatives, duplicative and transition costs	5,941	3,159	14,532	8,153
Severance costs	4,405	847	7,802	4,964
Accretion	1,721	6,458	10,645	15,254
Impairment of long-lived assets	20	219	251	1,180
Contingent consideration	—	(4,660)	—	(4,825)
Other non-routine, net	595	(1,121)	3,459	217

EBITDA Adjustments	25,171	13,607	69,844	45,092

Adjusted EBITDA	$106,324	$101,781	$314,702	$287,231

3055 LEBANON PIKE, SUITE 1000

NASHVILLE, TN 37215

# # #

Contact:

Julie Loftus Trudell

Senior Vice President, Investor Relations

3055 Lebanon Pike, Suite 1000

Nashville, TN 37214

Direct:	615.932.3445
Cell:	757-642-1995
Email:	jtrudell@changehealthcare.com